Exhibit 99.1

APAC Customer Services Announces Fourth Quarter and Year End 2008 Results

  4Q net income rises to $0.10 per diluted share
  4Q gross margin increases to 18.8%
  Debt decreases by $7.7 million

BANNOCKBURN, Ill.--(BUSINESS WIRE)--February 18, 2009--APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today reported financial results for its fourth fiscal quarter and year ended December 28, 2008.

Revenue for the 2008 fourth quarter rose 6.0% to $65.3 million from $61.7 million in the 2007 fourth quarter. Gross profit for the 2008 fourth quarter was $12.3 million, or 18.8%, compared to $5.9 million, or 9.5%, in the prior year period. The company reported net income of $5.1 million, or $0.10 per diluted share, compared to a net loss of $1.9 million, or $0.04 per diluted share, in the prior year quarter. Fourth quarter 2008 adjusted EBITDA was $8.6 million compared to $3.0 million in the 2007 fourth quarter.

Revenue for the 2008 fiscal year rose 10.7% to $248.8 million from $224.7 million in the 2007 fiscal year. Gross profit for 2008 was $40.8 million, or 16.4%, compared to $20.8 million, or 9.3%, in the prior year. For 2008, the company reported net income of $3.0 million, or $0.06 per diluted share, compared to net income of $5.1 million, or $0.10 per diluted share, in the prior year; however, 2007 included a one-time tax benefit of $17.6 million. Full year 2008 adjusted EBITDA was $23.1 million compared to $6.8 million for full year 2007.

President and CEO Mike Marrow commented, “Our fourth quarter results demonstrate a continued trend of overall improvements in our business and capped a very successful year for APAC. Despite tough economic conditions worldwide, we’ve made tremendous progress in winning new business, eliminating waste, reducing overhead and implementing operational efficiencies. We’re proud to have achieved our goal of returning to profitability for the year.

“We are excited about our prospects for 2009. We continue to focus on providing the highest quality of service for all our clients as well as our never-ending pursuit to operate even more efficiently. Our growth is being fueled both by new business from existing clients and the ramping of recent wins with new clients. We are also pleased with our prospects for closing business from our growing pipeline of opportunities.

“Based upon the current economic environment and barring any significant deterioration in our clients’ businesses, we expect to see high single to low double digit revenue growth in 2009. We also expect to generate full year pre-tax profit margins for 2009 in the range of what we produced in the fourth quarter of 2008.”

Debt and Liquidity

The company’s debt decreased to $6.1 million at the end of the 2008 fourth quarter from $13.8 million at the end of the 2008 third quarter, and from $26.3 million at the end of 2007, due primarily to improved operating income. Net capital expenditures during the 2008 fourth quarter and full year were $2.7 million and $5.8 million, respectively, compared to $2.3 million and $12.8 million in the prior year comparable periods.

Fourth Quarter 2008 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the company’s website, to discuss financial results on Thursday, February 19, 2009, at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial (719) 325-4781 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the Company's website for 30 days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on Friday, February 20, 2008, by dialing (719) 457-0820. The pass code for the replay is #4456110.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, business services, publishing, communications, travel and entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company's management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients could have a material adverse effect on the company; terms of its client contracts; its ability to return to profitability; its ability to continue to reduce costs and achieve efficiencies; availability of cash flows from operations and borrowing availability under its revolving loan facility; its ability to comply with, or obtain waivers of or changes to, its debt covenants; its ability to effectively manage customer care center capacity and off-shore growth; its ability to conduct business internationally, including managing foreign currency exchange risks; its ability to attract and retain qualified employees; and fluctuations in revenue associated with the company's Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 30, 2008; June 29, 2008; and September 28, 2008. These filings are available on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Measures

To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use the following measures defined as non-GAAP measures: EBITDA and adjusted EBITDA. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP or as a measure of liquidity. The items excluded from these non-GAAP financial measures are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results. The company expects to use consistent methods for computation of non-GAAP financial measures. Its calculations of non-GAAP financial measures may not be consistent with calculations of similar measures used by other companies.

We believe that these non-GAAP financial measures provide meaningful supplemental information and are useful in understanding our results of operations and analyzing of trends because they exclude certain charges such as interest, taxes and depreciation and amortization expenses. We also believe that these non-GAAP financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to these non-GAAP measures when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our Consolidated Financial Statements prepared in accordance with GAAP.

The accompanying notes to selected financial and statistical data have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. More information on certain of these non-GAAP financial measures can be found in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and its subsequent filings on Form 10-Q for the fiscal quarters ended March 30, 2008; June 29, 2008; and September 28, 2008.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Fifty-Two Weeks Ended *

	Dec 28,	Dec 30,	Fav (Unfav)	Dec 28,	Dec 30,	Fav (Unfav)
	2008	2007	%	2008	2007	%

Net revenue	$65,329	$61,660	6%	$248,799	$224,683	11%
Cost of services	53,057	55,785	5%	207,953	203,880	(2%)
Gross profit	12,272	5,875	109%	40,846	20,803	96%

Operating expenses:
Selling, general and administrative
expenses	6,566	6,782	3%	30,148	28,362	(6%)
Restructuring and other charges	241	67	(260%)	3,635	1,632	(123%)
Total operating expenses	6,807	6,849	1%	33,783	29,994	(13%)

Operating income (loss)	5,465	(974)	661%	7,063	(9,191)	177%
Other (income) expense	(44)	5	N/M	(347)	(249)	39%
Interest expense	404	948	57%	4,358	3,537	(23%)

Income (loss) before income taxes	5,105	(1,927)	365%	3,052	(12,479)	124%

Income tax provision (benefit)	-	-	N/M	33	(17,568)	N/M
Net income (loss)	$5,105	$(1,927)	365%	$3,019	$5,089	(41%)

Net income (loss) per share:
Basic	$0.10	$(0.04)		$0.06	$0.10
Diluted	$0.10	$(0.04)		$0.06	$0.10

Weighted average number of
shares outstanding:
Basic	50,596	50,007		50,424	49,800
Diluted	50,649	50,007		50,477	52,019

* We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	Dec 28,	Dec 30,
Assets	2008 *	2007 *

Current Assets:
Cash and cash equivalents	$618	$1,426
Accounts receivable, net	31,547	34,468
Other current assets	3,515	5,971
Total current assets	35,680	41,865

Property and equipment, net	22,664	26,772

Goodwill and intangibles, net	16,772	19,229

Other assets	1,448	2,060

Total assets	$76,564	$89,926

Liabilities and Shareholders' Equity

Current Liabilities:
Short-term debt	$6,100	$12,307
Current portion of long-term debt	-	2,400
Accounts payable and other accrued liabilities	31,129	26,513
Total current liabilities	37,229	41,220

Long-term debt	-	11,600

Other liabilities	3,915	3,725

Commitments and contingencies	-	-

Total shareholders' equity	35,420	33,381

Total liabilities and shareholders' equity	$76,564	$89,926

* We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Fifty-Two Weeks Ended *
	Dec 28,	Dec 30,
	2008	2007

Operating activities:
Net income	$3,019	$5,089
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	12,067	14,112
Non-cash restructuring charges	14	12
Stock compensation expense	1,305	1,543
Amortized gain on sale leaseback	(118)	(175)
Loss (gain) on sale of property and equipment	193	(18)
Income taxes payable	33	(17,580)
Changes in operating assets and liabilities	8,315	237
Net cash provided by operating activities	24,828	3,220

Investing activities:
Purchases of property and equipment, net	(5,810)	(12,827)
Net proceeds from sale of property and equipment	57	191
Net cash used in investing activities	(5,753)	(12,636)

Financing activities:
Net (payments) borrowings on long-term debt, net	(14,000)	9,000
Net payments under revolving credit facility	(6,207)	(1,471)
Financing costs	996	830
Stock option transactions including related excess income tax benefits	569	733
Net cash (used in) provided by financing activities	(18,642)	9,092

Effect of exchange rate changes on cash	(1,241)	445

Net change in cash and cash equivalents	(808)	121
Cash and cash equivalents:
Beginning balance	1,426	1,305

Ending balance	$618	$1,426

* We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except statistical information)
(Unaudited)

	Thirteen Weeks Ended (1)			Fifty-Two Weeks Ended (1)

	Dec 28,	Dec 30,		Dec 28,	Dec 30,
	2008	2007	Fav (Unfav)	2008	2007	Fav (Unfav)

Selected Financial Information :

Revenue	$65,329	$61,660	6%	$248,799	$224,683	11%

Net income (loss)	5,105	(1,927)	365%	3,019	5,089	(41%)

EBITDA (2)	8,337	2,886	189%	19,477	5,170	277%

Adjusted EBITDA (2)	8,578	2,953	190%	23,112	6,802	240%

Statistical Information:

Number of customer care centers	13	12	1	13	12	1

End of period number of seats:
Domestic	4,687	4,597	90	4,687	4,597	90
Off-shore	3,267	2,944	323	3,267	2,944	323
Total	7,954	7,541	413	7,954	7,541	413

Notes to Selected Financial and Statistical Information

(1)	We operate on a thirteen week fiscal quarter that ends on the Sunday closest to December 31. We operate on a 52/53 week fiscal year that ends on the Sunday closest to December 31.

(2)	We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, depreciation and amortization, and interest expense. We define adjusted EBITDA as EBITDA adjusted for restructuring and other charges and asset impairment charges.

EBITDA and adjusted EBITDA are measures used by our lenders, investors and analysts to evaluate our financial performance and our ability to pay interest and repay debt. These measures are also indicative of our ability to fund the capital investments necessary for our continued growth. We use these measures, together with our GAAP financial metrics, to assess our financial performance, allocate resources, measure our performance against debt covenants, determine management bonuses and evaluate our overall progress towards meeting our long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or as a substitute for net income (loss) or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of our financial statements and must be considered in performing a comprehensive assessment of our overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income (loss), which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007

Net income (loss)	$5,105	$(1,927)	$3,019	$5,089
Interest expense	404	948	4,358	3,537
Income tax provision (benefit)	-	-	33	(17,568)
Depreciation and amortization	2,828	3,865	12,067	14,112
EBITDA	$8,337	$2,886	$19,477	$5,170
Restructuring and other charges	241	67	3,635	1,632
Asset impairment charges	-	-	-	-
Adjusted EBITDA	$8,578	$2,953	$23,112	$6,802

CONTACT:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com